NOTICE OF GUARANTEED DELIVERY

                     For Tender of Shares of Common Stock

                                      of

                                DESIGNS, INC.

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer if certificates evidencing shares of common stock, par value $0.01 per share, of Designs, Inc., a Delaware corporation, are not immediately available, or if the procedure for book-entry transfer described in the Offer to Purchase dated November 14, 2000 and the related Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the ATOP of the Book-Entry Transfer Facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase).

      This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                           EQUISERVE TRUST COMPANY

     By Hand Delivery:         By Overnight Delivery:       By Registered or
                                                             Certified Mail:
  Securities Transfer and     Equiserve Trust Company
  Reporting Services, Inc.       Corporate Actions       Equiserve Trust Company
c/o Equiserve Trust Company     40 Campanelli Drive          Corporate Actions
100 Williams Street/Galleria    Braintree, MA 02184            P.O. Box 9573
     New York, NY 10038                                    Boston, MA 02205-9573

        By Facsimile Transmission                    Confirm Receipt of
    (For Eligible Institutions Only):              Facsimile by Telephone:

             (781) 575-4826                            (781) 575-4816

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery. Deliveries to Designs, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility will not constitute valid delivery to the Depositary.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein.

      Failure to do so could result in a financial loss to such Eligible Institution.

       THE GUARANTEE ON THE LAST PAGE OF THIS NOTICE MUST BE COMPLETED.

Notice of Guaranteed Delivery:

      The undersigned tenders to Designs, Inc. at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in
Section 3 of the Offer to Purchase.

             Number of shares to be tendered: ___________ shares.

              Shares Tendered at Price Determined by Stockholder
               (See Instruction 5 to the Letter of Transmittal)

      By checking one of the following boxes below instead of the box under "Shares Tendered at Price Determined by Dutch Auction," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price determined by Designs, Inc. for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

       Price (In Dollars) Per Share at Which Shares Are Being Tendered:

            -------------------------------------------------------------
            |_|  $2.20              |_|  $2.50          |_|  $2.80
            -------------------------------------------------------------
            |_|  $2.30              |_|  $2.60          |_|  $2.90
            -------------------------------------------------------------
            |_|  $2.40              |_|  $2.70          |_|  $3.00
            -------------------------------------------------------------

                                      OR

             Shares Tendered at Price Determined by Dutch Auction
               (See Instruction 5 to the Letter of Transmittal)

      |_| The undersigned wants to maximize the chance of having Designs, Inc. purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the Purchase Price determined by Designs, Inc. in accordance with the terms of the offer. This action could result in the undersigned receiving a price per share as low as $2.20.



Signature(s):
              ----------------------------------------------------------------

Daytime Area Code(s) and Telephone Number(s):
                                             ---------------------------------

     Name(s) of Registered Holder(s)
                                ----------------------------------------------
                               (Please Print)

Date:                   , 2000
     -------------------

If shares will be delivered by book-entry transfer, provide the following information:

Certificate No.(s):                             Account No.:
                   -----------------------                  ------------------

Address:
        ----------------------------------------------------------------------
                              (Include Zip Code)

                                   ODD LOTS

      To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares. The undersigned either (check one box):

|_| is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

|_|   is a broker, dealer, commercial bank, trust company, or other nominee that
      (a) is tendering for the beneficial owner(s) of shares with respect to which it is the registered holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

|_| at the Purchase Price determined by Designs, Inc. in accordance with the terms of the offer (persons checking this box need not indicate the price per share below); or

|_| at the price per share indicated below in the section captioned "Shares Tendered at Price Determined by Stockholder."

                              CONDITIONAL TENDER

      You may condition your tender of shares upon Designs, Inc. purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by Designs, Inc. pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is your responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

|_| The minimum number of shares that must be purchased, if any are purchased is: ___________ shares.

                                  GUARANTEE
                  (Not to be used for a signature guarantee)

      The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a firm that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through ATOP (as defined in the Offer to Purchase), and any other required documents, all within 3 business days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:
             --------------------------------------------------------------

Address:
        -------------------------------------------------------------------

---------------------------------------------------------------------------

Zip Code:
         ------------------------------------------------------------------

Area Code and Telephone Number:
                               --------------------------------------------
Authorized Signature:
                     ------------------------------------------------------

              Name:
                     ------------------------------------------------------
                                (Please Print)

Title:
      ---------------------------------------------------------------------

Dated:                        , 2000
       -----------------------

Note: Do not send share certificates with this form. Certificates for shares should be sent with the Letter of Transmittal.


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